UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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                Strategic Diagnostics Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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STRATEGIC DIAGNOSTICS INC.

     111 Pencader Drive
Newark, Delaware 19702

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, MAY 16, 2006

     NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders (the “Meeting”) of Strategic Diagnostics Inc. (the “Company”) will be held at the Hilton Wilmington/Christiana, 100 Continental Drive, Newark, Delaware 19713, on Tuesday, May 16, 2006 at 10:00 a.m. local time for the following purposes:

1.	To elect four Class II directors of the Company to serve for a two-year term until the 2008 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; and

2.	To consider and act upon any other matters which may properly be brought before the Meeting and at any adjournments or postponements thereof.

     Any action may be taken on the foregoing matters at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned, or to which the Meeting may be postponed.

     The Board of Directors has fixed the close of business on March 20, 2006 as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof. Only holders of record of the Company’s common stock at the close of business on that date will be entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof.

     You are requested to fill in and sign the enclosed form of proxy which is being solicited by the Board of Directors and to mail it promptly in the enclosed postage-prepaid envelope. You may revoke your proxy at any time before it is exercised by sending written revocation to the Secretary of the Company, delivering a later-dated proxy or voting in person at the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Anthony J. Simonetta Secretary

Newark, Delaware
April 13, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU RETURN YOUR PROXY CARD AND LATER ATTEND THE MEETING IN PERSON, YOU MAY REVOKE THE PROXY BEFORE IT IS EXERCISED AND VOTE IN PERSON IF YOU WISH.

STRATEGIC DIAGNOSTICS INC.

     111 Pencader Drive
Newark, Delaware 19702

PROXY STATEMENT

Proxies and Voting

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Strategic Diagnostics Inc. (the “Company,” or “SDI”) for use at the 2006 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 16, 2006, at 10:00 a.m. local time at the Hilton Wilmington/Christiana, 100 Continental Drive, Newark, Delaware, 19713 and at any adjournments or postponements thereof (the “Meeting”). At the Meeting, stockholders will be asked to vote upon (i) the election of four Class II directors of the Company, and (ii) any other matters properly brought before the Meeting.

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about April 13, 2006. The Board has fixed the close of business on March 20, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting (the “Record Date”). Only stockholders of record of the Company’s common stock, $0.01 par value (the “Common Stock”), at the close of business on the Record Date will be entitled to notice of and to vote at the Meeting. As of the Record Date, there were 19,967,995 shares of the Common Stock outstanding and entitled to vote at the Meeting. Holders of the Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

     The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of the Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes are each included in the number of shares present at the Meeting for purposes of establishing a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. The affirmative vote of the holders of a plurality of the shares of the Common Stock present or represented at the Meeting is required for the election of Class II directors and thus, abstentions and broker non-votes have no effect on the outcome of the election of directors.

     Stockholders of the Company are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Meeting and not revoked will be voted at the Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the four nominees for Class II directors of the Company named in this Proxy Statement. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

     A stockholder of record as of the Record Date may revoke a proxy at any time before it has been exercised in any one of the following manners: by filing a written revocation with the Secretary of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Meeting. Any stockholder of record as of the Record Date attending the Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Meeting alone will not constitute revocation of a previously given proxy.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table presents, as of the Record Date, information as to (i) the persons or entities known to the Company to be beneficial owners of more than 5% of the Common Stock, (ii) each director and director nominee, (iii) each of the named executive officers appearing in the Summary Compensation Table under “Executive Compensation” below and (iv) all directors and executive officers of the Company as a group, based on representations of executive officers and directors of the Company and filings received by the Company on Schedule 13G promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of the Record Date, the Company had 19,967,995 shares of the Common Stock issued and outstanding. Unless otherwise indicated, the number of shares beneficially owned by the persons or entities named in the table and by all executive officers and directors as a group are presented in accordance with Rule 13d-3 under the Exchange Act and include, in addition to shares issued and outstanding, unissued shares which are subject to issuance upon exercise of options or warrants within 60 days of the Record Date. Such unissued shares are also included in computing the percent of class beneficially owned by such person, but are not included in computing the percent of class beneficially owned by any other person. The address of the individual beneficial owners is in care of the Company at its address listed on the first page of this Proxy Statement unless otherwise noted.

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership (1)		Percent of Class

Herbert Lotman	1,468,767	(2)	7.3%

Grover C. Wrenn	543,350	(3)	2.7%

Morton Collins	477,596	(4)	2.4%

Matthew H. Knight	408,600	(5)	2.0%

James W. Stave	265,600	(6)	1.3%

Richard J. Defieux	122,591	(7)	*

Anthony J. Simonetta	86,000	(8)	*

Stephen L. Waechter	80,714	(9)	*

Timothy S. Ramey	63,891	(10)	*

Richard M. Rumble	60,600	(11)	*

Richard W. Foster	4,166		*

Clifford L. Spiro	1,100		*

All Officers and Directors
as a group (12 persons)	3,581,875	(12)	17%

Fidelity Management & Research Co.
82 Devonshire Street
Boston, Massachusetts 02109	1,848,200	(13)	9.3%

Matthew J. Cody
157 Cliff Road
Belle Terre, NY 11777	1,558,575	(14)	7.9%

T. Rowe Price Associates, Inc.
100 E. Pratt Street
Baltimore, Maryland 21202	1,079,839	(15)	5.4%

* Represents less than 1%.

(1)	Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the securities shown to be owned by such stockholder. The inclusion herein of securities listed as beneficially owned does not constitute an admission of beneficial ownership.

(2)	Includes 1,159,400 shares held by various entities under the control of Mr. Lotman and Mr. Lotman’s spouse, and 52,000 shares underlying options that are currently exercisable.

(3)	Includes 140,000 shares underlying options that are currently exercisable.

(4)	Includes 101,000 shares held by family members of Mr. Collins and 60,000 shares underlying options that are currently exercisable.

(5)	Includes 313,800 shares underlying options that are currently exercisable.

(6)	Includes 258,300 shares underlying options that are currently exercisable.

(7)	Includes 85,000 shares underlying options that are currently exercisable.

(8)	Includes 65,000 shares underlying options that are currently exercisable.

(9)	Includes 52,000 shares underlying options that are currently exercisable.

(10)	Includes 52,000 shares underlying options that are currently exercisable.

(11)	Includes 45,400 shares underlying options that are currently exercisable.

(12)	Includes 1,123,500 shares underlying options that are currently exercisable.

(13)	The Company has relied solely on a Schedule 13G dated February 14, 2006 for this information.

(14)	The Company has relied solely on a Schedule 13D dated January 17, 2006 for this information.

(15)	The Company has relied solely on a Schedule 13G dated February 14, 2006 for this information. These securities are owned by various individual and institutional investors [including T. Rowe Price Small-Cap Value Fund, Inc.], which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with the power to direct investments and/or the sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

PROPOSAL 1
ELECTION OF A CLASS OF DIRECTORS

     The Company’s Board currently consists of seven members. As provided by the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Board is divided into two classes of directors with each director serving a two-year term. Each year one class of directors is elected by a stockholder vote. At the Meeting, four Class II directors will be elected to a two-year term. The incumbent nominees for election as a director in Class II are Richard J. Defieux, Herbert Lotman and Stephen L. Waechter. Clifford Spiro is a new nominee to the Board of Directors. The Class I members of the Board are Morton Collins, Matthew H. Knight and Grover C. Wrenn. Timothy S. Ramey is a Class II director who is not standing for election. The Class I members of the Board are not standing for election and their terms expire in 2007. Richard J. Defieux, Herbert Lotman, Clifford Spiro and Stephen L. Waechter are the Class II nominees for election to the Board at the Meeting. Such nominees, if elected, will hold office until the annual meeting in 2008 and until their successor is duly elected and qualified. The affirmative vote of a plurality of the shares of the Common Stock present or represented at the Meeting and entitled to vote is required for the election of the Class II Directors. Unless otherwise instructed, the persons named in the accompanying proxy will vote “FOR” the election of Richard J. Defieux, Herbert Lotman, Clifford Spiro and Stephen L. Waechter as Class II Directors.

The following table sets forth the name, age and principal occupation of each director, including the nominees, and the year in which he or she became a director.

Name and Principal Occupation	Age	Director Since

Grover C. Wrenn	63	1992
Chairman of the Board of the Company

Morton Collins	70	2001
General Partner – Battelle Ventures

Richard J. Defieux (1)	54	1996
General Partner – Allegra Partners

Matthew H. Knight	49	2003
President and CEO of the Company

Herbert Lotman (1)	72	2002
Chairman and CEO – Keystone Foods Corporation

Cliff Spiro (1)	51	—
Vice President – Cabot Microelectronics Corp.

Stephen L. Waechter (1)	55	2002
Executive Vice President, Chief Financial Officer
and Treasurer - CACI International Inc

(1) A nominee for election to the Board of Directors.

Company History

     The Company is the surviving entity resulting from the December 30, 1996 merger of Strategic Diagnostics, Inc. (“SDI”) with and into EnSys Corporation (“EnSys”). The surviving entity was then renamed Strategic Diagnostics Inc.

Background of Directors

     Grover C. Wrenn has served as Chairman of the Board since December 1996. Mr. Wrenn served as a director and the President and Chief Operating Officer of Safety-Kleen Corp., a provider of hazardous and industrial waste management services, from March 2000 to September 2001; he continued to serve as a director and Vice Chairman of the Board until September 2002. Mr. Wrenn served as a director of EnSys from 1992 through 1996. In addition, Mr. Wrenn served as President and Chief Executive Officer of EnSys from April 1995 through December 1996. Mr. Wrenn also serves as Vice Chairman of the Board of Trustees of Eckerd College, and as a Director of Eckerd College Properties, Inc., Albion Medical Holdings, Senior Living Center, Inc. and ECLG Holdings. Mr. Wrenn received his B.S. from Clemson University and his M.S. in Public Health from the University of North Carolina.

     Morton Collins has served as a director of the Company since 2001. In September 2003, he became general partner of Battelle Ventures, a newly established fund, the primary purpose of which is to develop technologies owned, managed or influenced by Columbus, Ohio-based Battelle Memorial Institute into commercial ventures. From July 1997 through August 2003, he served as a Special Limited Partner of Cardinal Partners, the successor to the Data Science Ventures (DSV) partnerships, which provided venture capital and management assistance to early-stage technology companies. Mr. Collins serves as a Director of Kopin Corporation (a Nasdaq company), a developer and manufacturer of advanced semiconductor wafers and electronic digital imaging devices, Advanced Cerametrics, Inc., a high-tech developer and manufacturer of advanced materials, Pharos LLC, a company involved in improving productivity through advanced IT products and software, PD-LD Inc., a provider of specialized optical components, Ventaira, Inc., a specialty pharmaceutical company, Viral Genomics, Inc., a developer of new drugs from viral gene products, and Sypherlink Inc, a software solutions and technology company. Mr. Collins received his B.S. in Engineering from the University of Delaware, and his Master of Arts and Doctorate degrees in Engineering from Princeton University.

     Richard J. Defieux has served as a director of the Company since 1996. Mr. Defieux served as a director of SDI from 1993 through 1996. Since 1990, Mr. Defieux has been a general partner of Edison Partners II, L.P., which is the general partner of Edison Venture Fund II, L.P., and Edison Venture Fund II-PA, L.P., and since 1994, a general partner of Edison Partners III, L.P., which is the general partner of Edison Venture Fund III, L.P. Since 1999, Mr. Defieux has also been a general partner of Allegra Capital Partners IV L.P. Since 2004, Mr. Defieux has been an Advisor to and Chairman of the Investment Committee of SJF Ventures I and II, a community development venture capital organization. Mr. Defieux also serves as a Director for Silicon Power Corp.; Primex Process Solutions, Inc. and Mentor Communications Group, Inc. Mr. Defieux received his B.A. and M.A. degrees in Geology from Boston University and his M.B.A. from Columbia University.

     Matthew H. Knight joined the Company in September 2003 as President and Chief Executive Officer and was elected to the Board of Directors at that time. Prior to joining the Company, Mr. Knight spent 23 years at Nalco Chemical Company (“Nalco”). He began his career in field sales in 1980, and advanced through a series of sales and marketing management positions over the next 15 years. In 1996, Mr. Knight became General Manager of Nalco’s European operating group serving the water management needs of manufacturers, including the food, beverage and pharmaceutical industries. In 1998, he was promoted to General Manager of Nalco’s largest water treatment business unit and in 2000 he was promoted to Group Vice President and President of Nalco’s Industrial Division. Mr. Knight also served as Group Vice President, Sales Force Optimization, focused on development of sales and sales management processes for Nalco’s global sales force. Mr. Knight is a graduate of Miami University of Ohio, with a B.A. in Chemistry.

     Herbert Lotman has served as a director of the Company since 2002. Since 1965, Mr. Lotman has served as Chairman and Chief Executive Officer of Keystone Foods Corporation, a corporation involved in food manufacturing and restaurant distribution for McDonald’s restaurants in the United States, Europe, Asia and South America. Mr. Lotman founded Molecular Circuitry, Inc. in 1995 and served as its Chief Executive Officer from inception through 2002. Mr. Lotman is currently the majority shareholder and manager of Molecular Circuitry LLC (formerly Molecular Circuitry, Inc.). Mr. Lotman is a co-founder of the McDonald’s LPGA Championship, which benefits the Ronald McDonald House Charities. Mr. Lotman is also a board member of The Children’s Cancer Research Foundation of Philadelphia, Ronald McDonald House Charities, The Penn Companies (Penn Emblem) and Chairman of the Board of Trustees of The Philadelphia College of Osteopathic Medicine.

     Clifford L. Spiro is a new nominee to the Board of Directors. Dr. Spiro currently serves as the Vice President of Research and Development for Cabot Microelectronics Corporation, the leading supplier of chemical-mechanical-planarization technologies that are critical to the successful production of semiconductors and data storage devices. In 2001, Dr. Spiro was named Vice President of R&D for the Nalco subsidiary of Suez Corporation, a leader in water, paper, and energy chemicals. From 1980 through 2001, he held a series of progressively responsible research and management positions at General Electric Company. Dr. Spiro holds 19 US Patents and has published 79 scientific articles and coauthored 49 conference presentations. He has served as a Director on the Board of the Mississippi Polymer Technologies Corporation and Maxdem Corporation. Dr. Spiro received a B.S. degree with honors in chemistry from Stanford University and a Ph.D. degree in chemistry from Caltech.

     Stephen L. Waechter has served as a director of the Company since 2002. Mr. Waechter was named Executive Vice President, Chief Financial Officer and Treasurer of CACI International Inc, a leading provider of information technology services and solutions, in April 1999. From 1997 to 1999, he served as Executive Vice President, Chief Financial Officer and Treasurer of GTSI, Corp., a provider of integrated information technology solutions. Mr. Waechter serves on the Advisory Board of the Junior League of Northern Virginia. He holds a B.A. in History from Christian Brothers College and received an M.B.A. from Xavier University.

CORPORATE GOVERNANCE

Independence of Directors

The Board has determined that each member of the Board, other than Messrs. Knight and Lotman, is independent as determined in accordance with the applicable listing standards of Nasdaq.

Compensation of Directors

     Directors are entitled to receive compensation for their services as determined by a majority of the Board. However, directors who are employees, and who receive compensation for their services as such, are not entitled to receive any compensation for their services as a director of the Company. Board members are entitled to reimbursement for travel related expenses incurred in attending meetings of the Board and its committees.

     Pursuant to the director compensation policy adopted in May 2003 and amended in April 2005, upon their election to the Board, non-employee directors receive a non-statutory option to purchase, at the fair market value, which is equal to the value-weighted average price for the five-day period ended on the date of grant, shares of the Common Stock with an aggregate value of $30,000. This initial option is immediately vested with respect to one-third of the option shares, and the remaining shares subject to such option grant vest in a series of two (2) successive equal annual installments upon the optionee’s completion of each year of service as a Board member over the two (2)-year period measured from the option grant date.

     Each non-employee Board member shall also receive annual compensation in such amount as is determined, by a majority of Board, from time to time to be appropriate. Such compensation is currently established as set forth below:

•	The annual base retainer to be paid to non-employee Board members shall be $14,000.

•	$10,000 shall be added to the annual base retainer for service as the Chairman of the Board and for service as the Chairman of the Audit Committee.

•	$4,000 shall be added to the annual base retainer for service as a member of the Audit Committee and for service as the Chairman of the Compensation Committee.

•	In addition to any retainer fees, each non-employee Board member shall receive $500 for each validly constituted Board meeting such individual attends.

•	On the date of the Annual Meeting, each individual who is to continue to serve as a non-employee Board member following that meeting shall be granted a non-statutory option to purchase 8,000 shares of the Common Stock at a price per share that is equal to the fair market value on the date of that grant.

•	Each Board member’s retainer shall be paid at the end of the fiscal year for which the retainer for such Board service was provided in shares of restricted Common Stock at the fair market value on the date of grant. These shares of restricted stock shall vest: 1) in one installment upon the optionee’s completion of two (2) years of Board service measured from the issuance date; or 2) upon the optionee’s retirement from the board.

•	At least seventy-five percent (75%) of the value of all annual Board compensation paid to Board members shall be in the form of equity based compensation (with the value of such equity based compensation determined in the sole discretion of the Compensation Committee).

Compensation paid to Board members for 2005, under the above described plan, including participation in meetings held, was as follows:

Name	Cash Paid For Meeting Attendance	Numbers of Shares Granted Unde r Option Awards (1)	Number of Shares Granted Under Restricted Stock Awards (2)

Grover C. Wrenn	$2,500	8,000	6,744
Morton Collins	$2,500	8,000	5,058
Richard J. Defieux	$2,500	8,000	5,058
Kathleen E. Lamb	$1,000	-	-
Herbert Lotman	$1,500	8,000	1,967
Timothy S. Ramey	$2,500	8,000	5,058
Stephen L. Waechter	$2,500	8,000	6,744

(1)	Options were granted at $2.5146 per share, the fair market value on the date of the grant. These shares were immediately vested with respect to one-third of the option shares, and the remaining unvested shares vest in a series of two (2) successive equal annual installments upon the optionee’s completion of each year of service as a Board member over the two (2)-year period measured from the option grant date.

(2)	Awards were granted at $3.5584 per share, the fair market value on the date of the grant.

Stock Ownership Guidelines and Mandatory Retirement

     The Board has established a stock ownership guideline for current and future non-employee members of the Board with at least five (5) years of Board service. Such guideline is equal to five (5) times such individual’s annual compensation, derived from his/her Board service, including equity compensation (with such equity compensation to be valued for these purposes by the Compensation Committee in its sole discretion). Current non-employee Board members have until April 27, 2008 to meet the stock ownership guideline. For purposes of assessing attainment of applicable guidelines, the fair market value per share of the Common Stock is be measured on the last day of the immediately preceding fiscal year.

     Each Board member is required to retire from such position not later than the Annual Meeting immediately following such person’s 75th birthday.

Meetings of the Board of Directors and Committees

     The Board held five meetings during the fiscal year ended December 31, 2005. Each of the directors attended at least 80% of the aggregate of the total number of meetings of the Board and of the committees of which he or she was a member which were held during the period he or she was a director or committee member, with the exception of Mr. Lotman, who attended 60% of the total meetings.

     The Audit Committee of the Board held four meetings in 2005. The members of the Audit Committee in 2005 were Mr. Collins, Mr. Defieux and Mr. Waechter (Chair), each of whom is independent and financially literate as determined in accordance with the applicable Nasdaq listing standards. The Board has determined that Mr. Waechter is an “audit committee financial expert” as that term is defined in the regulations promulgated by the Securities and Exchange Commission (“the SEC”), and, therefore, Mr. Waechter qualifies as a financially sophisticated audit committee member as required by the applicable Nasdaq listing standards. The Audit Committee selects the Company’s independent auditors, reviews the results and scope of the annual audit and the services provided by the Company’s independent auditors and the recommendations of the auditors with respect to the accounting systems and controls. See the “Report of the Audit Committee” on page 19.

     The Compensation Committee of the Board held three meetings in 2005. The current members of the Compensation Committee are Mr. Wrenn, Mr. Defieux and Mr. Ramey (Chair) (Mr. Ramey is a Class II director who is not standing for reelection), each of whom is independent as determined in accordance with the applicable Nasdaq listing standards. The Compensation Committee reviews and approves salaries for all corporate officers, reviews and approves all incentive and special compensation plans and programs, including stock options and related longer term incentive compensation programs, reviews and approves management succession planning, conducts special competitive studies, retains compensation consultants as necessary and appropriate, and recommends appropriate programs and action on any of the above matters to the Board. See the “Report of the Compensation Committee” on page 16.

     The Nominating Committee of the Board held three meetings in 2005. The members of the Nominating Committee are Mr. Defieux and Mr. Wrenn, each of whom is independent as determined in accordance with the applicable Nasdaq listing standards.

     The charters of the Audit, Compensation and Nominating Committees are all available in the Investor Relations/Corporate Governance section of the Company’s website at www.sdix.com. A copy of the Amended and Restated Audit Committee Charter is also attached to this Proxy Statement as Appendix A. The information on the website referenced in the Proxy Statement is not and should not be considered part of this Proxy Statement.

Director Attendance at Annual Meetings

     The Company encourages all of the directors to attend the annual meeting of stockholders. The 2005 Annual Meeting of Stockholders was attended by all of the directors, with the exception of Mr. Lotman.

Compensation Committee Interlocks and Insider Participation

     Mr. Wrenn, a member of the Compensation Committee, was formerly President and Chief Executive Officer of EnSys, a predecessor to the Company, from April 1995 to November 1996.

Director Nominations and Qualifications

     New Director Nominee

     The Nominating Committee of the Board is responsible for reviewing with the Board the requisite skills and characteristics of new Board candidates in the context of the current composition of the Board. This assessment includes experience in industry, finance, administration, operations and marketing, as well as diversity. Director candidates should be able to provide insights and practical wisdom based on their experience and expertise.

     Directors are expected to rigorously prepare for, attend and participate in Board meetings and meetings of the Committees of the Board of Directors on which they serve, to ask direct questions and require straight answers, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as an outstanding director. Service on other boards and other commitments is considered by the Nominating Committee and the Board when reviewing Board candidates and in connection with the Board’s annual self-assessment process.

     Selection of Director Candidates

     The Board is responsible for selecting director candidates. The Board delegates the screening process to the Nominating Committee, with the expectation that other members of the Board and executives will be asked to take part in the process as appropriate. Candidates recommended by the Nominating Committee are subject to approval by the Board. The Nominating Committee is composed entirely of independent directors who qualify as independent under the Nasdaq requirements.

     Stockholder Nominees

     The policy of the Nominating Committee is to consider properly submitted stockholder nominations for directors as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating Committee seeks to address the criteria set forth above under “New Director Nominees.” Any stockholder nominations proposed for consideration by the Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary
Strategic Diagnostics Inc.
111 Pencader Dr.
Newark, DE 19702

     In addition, stockholders may nominate directors for consideration at an annual stockholders meeting. In accordance with Article II, Section 3 of the Company’s By-Laws. Article II, Section 3 of the Company’s By-Laws require that, among other things, (i) the stockholder or a representative of the stockholder must be present in person at the annual meeting, (ii) the notice of nomination must be received by the Company not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting, the same timing requirement as for other stockholder proposals under Article I, Section 2 of the Company’s By-Laws; and (iii) the notice must include the full name and address of the nominee and the stockholder making the nomination, other information about the nominee that must be disclosed in proxy solicitations under Regulation 14A and Schedule 14A under the Exchange Act, the nominee’s consent to the nomination and to serve, if elected, and certain other information relating to the nominee and the stockholder. If such notice of nomination is not timely or does not meet the information requirements in Article II, Section 3 of the Company’s By-Laws, then such nomination will not be considered at the 2007 Annual Meeting.

     Identifying and Evaluating Nominees for Directors

     The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year. As described above, the Nominating Committee will consider properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, the Committee will consider the candidates at a regularly scheduled meeting held prior to the issuance of the proxy statement for the Company’s annual meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating Committee. The Nominating Committee may also review materials provided by professional search firms or other parties in connection with a nominee. In evaluating such nominations, the Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Stockholder Communication with the Board

     Stockholders may contact the Board of Directors as a group or an individual director by the following means:

Email:	boardofdirectors@sdix.com
Mail:	Board of Directors
Attn:	Grover W. Wrenn, Chairman
or Corporate Secretary
Strategic Diagnostics Inc.
111 Pencader Dr.
Newark, DE 19702

     Stockholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. Stockholder communications sent by email are delivered directly to Mr. Wrenn, the Chairman of the Board, and to the Secretary of the Company, who will promptly forward such communications to the specified director addressees. Stockholder communications sent by mail will be promptly forwarded by the Secretary of the Company to the specified director addressee or to Mr. Wrenn, if such communication is addressed to the full Board of Directors. Stockholders wishing to submit proposals for inclusion in the proxy statement relating to the 2007 annual shareholders meeting should follow the procedures specified under “Stockholder Proposals for 2007.” Stockholders wishing to nominate directors should follow the procedures specified under “Other Information as to Directors—Director Nominations and Qualifications.”

     Stockholders and other interested parties may communicate with the Board of Directors, including members of the Audit Committee, to report complaints and other concerns about the Company’s activities, including its accounting, internal accounting controls or auditing matters by writing to the Board of Directors, or by email accessible at the Company’s website, www.sdix.com. Such communications may be anonymous. Communications to the Board regarding accounting, internal accounting controls or auditing matters will be referred to the Audit Committee.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to executive officers and senior financial employees. The Code of Ethics is available in the Investor Relations/Corporate Governance section of the Company’s website at www.sdix.com. The Company intends to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to or waiver from application of the Code of Ethics provisions by posting such changes to the Company’s website within four business days following the date of such amendment or waiver.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s executive officers and directors to file initial reports of ownership and reports of change of ownership with the SEC. The Company has a program to assist its officers and directors in complying with the filing requirements of Section 16(a). Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such forms furnished to the Company and other information gathered by the Company, the Company believes that during 2005 the executive officers and directors then subject to Section 16(a) complied with all Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth certain compensation information for each of the last three fiscal years with respect to (i) the Company’s Chief Executive Officer, (ii) each of the Company’s three other most highly compensated officers based on salary and bonus paid during 2005 and (iii) one additional individual for whom disclosure would have been otherwise provided but for the fact that such individual was not serving as an executive officer of the Company at the end of the 2005 fiscal year.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation

Name and Principal Position	Year	Salary($)	Bonus($)	Securities Underlying Options (#)	Restricted Stock Awards (#)	All Other Compensation ($)

Matthew H. Knight (1)	2005	257,500	31,225	—	—	111,553
President and CEO	2004	247,235	93,750	13,800	9,800	68,370
	2003	74,040	55,530	300,000	75,000	—

James W. Stave, Ph.D. (2)	2005	171,200	15,600	—	—	46,575
Vice President,	2004	161,065	32,145	6,300	4,300	4,832
Research and Development	2003	170,177	5,600	15,000	—	4,842

Anthony J. Simonetta (3)	2005	138,462	10,500	65,000	21,000	—
Vice President and
Chief Financial Officer

Richard M. Rumble (4)	2005	167,740	26,250	—	—	53,034
Vice President, Sales and Marketing	2004	8,077	1,692	45,400	15,200	—

Richard W. Foster (5)	2005	31,924	—	—	—	17,374
Vice President, Sales	2004	103,332	14,667	32,700	12,500	1,080

(1)	All other compensation includes Company matching contributions to Mr. Knight’s 401(k) account and $103,679 in earnings reported in connection with the vesting of restricted stock awards.

(2)	All other compensation includes Company matching contributions to Dr. Stave’s 401(k) account and $41,439 in earnings reported in connection with the vesting of restricted stock awards and the exercise of stock options.

(3)	Mr. Simonetta’s employment with the Company commenced on January 31, 2005. In connection with the commencement of his employment, Mr. Simonetta was granted 65,000 options and 21,000 shares of restricted stock.

(4)	Mr. Rumble’s employment with the Company commenced on November 30, 2004. All other compensation consists of relocation reimbursement and $16,701in earnings reported in connection with the vesting of restricted stock awards.

(5)	Mr. Foster joined the Company on March 8, 2004 and served as Vice President, Sales through March 25, 2005. Thereafter, Mr. Foster ceased to be an executive officer of the Company. All other compensation includes Company matching contributions to Mr. Foster’s 401(k) account and $16,256 of earnings reported in connection with the vesting of restricted stock awards.

     Option Grants and Exercises in Fiscal Year 2005. The following tables summarize option grants and exercises during 2005 to or by the officers named in the Summary Compensation Table. In accordance with SEC rules, also shown, on a pre-tax basis, are the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rate of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term. The results of these calculations are based on rates set forth by the SEC and are not intended to forecast possible future appreciation of the price of the Common Stock.

OPTION GRANTS IN FISCAL YEAR 2005

Individual Grants

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees In Fiscal Year (%)	Exercise Prices ($)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term

					5% ($)	10% ($)

Matthew H. Knight	—	—	—	—	—	—
James W. Stave	—	—	—	—	—	—
Anthony J. Simonetta	65,000	76%	3.35	1/31/2015	136,942	347,037
Richard M. Rumble	—	—	—	—	—	—
Richard W. Foster	—	—	—	—	—	—

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2005
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (1)

Name	Shares Acquired on Exercise	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Matthew H. Knight	—	—	313,800	—-	50,232	—
Anthony J. Simonetta	—	—	65,000	—	236,600	—
James W. Stave	11,727	28,362	251,900	—-	494,590	—-
Richard M. Rumble	—	—	45,400	—-	165,256	—-
Richard W. Foster	—	—	—	—	—	—

(1)	Value is calculated based on the difference between the option exercise price and the closing sale price of the Common Stock on December 30, 2005 ($3.64) as reported by Nasdaq, multiplied by the number of shares to which the option relates.

     On December 27, 2005, the Board of Directors of the Company approved the accelerated vesting, effective as of December 31, 2005, of all unvested options granted to employees and non-employee directors from 2002 through 2005 under the Company’s 2000 Stock Incentive Plan, as well as options granted to the Company’s Chief Executive Officer under his original employment agreement. The acceleration of vesting of these options will reduce non-cash compensation expense that would have been recorded in the Company’s income statement in future periods in anticipation of the adoption of Financial Accounting Standards Board Statement 123(R) in January 2006. In addition, the Board’s decision was based on, among other things, the following factors: (i) 48% of the options were “out of the money,” (ii) the options generally would vest over the next three years and (iii) the Company has decided to rely on restricted stock as opposed to options in future incentive compensation awards.

Equity Compensation

     The table below presents certain information concerning securities issuable in connection with equity compensation plans that have been approved by the Company’s stockholders and that have not been approved by the Company’s stockholders.

Plan Category		Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column a) (c)

Equity compensation plan
approved by security
holders		1,360,500	$3.61	791,235

Equity compensation
not approved by
security holders		300,000	$4.00	—

	Total	1,660,500	$3.68	791,235

The 300,000 shares underlying options granted under equity compensation not approved by security holders were granted in connection with the Company’s hiring, on September 2, 2003, of its new President and Chief Executive Officer, Matthew H. Knight. The grant to Mr. Knight is a ten year non-qualified stock option grant at an exercise price of $4.00 per share, the closing sale price of the Common Stock on September 2, 2003 as reported by Nasdaq.

Executive Employment Agreements

     The Company maintains an employment agreement dated as of September 2, 2003 with Mr. Knight, which provides for compensation at an annual rate of $250,000 with annual increases determined by the Compensation Committee. Additionally, Mr. Knight is entitled to an annual bonus as determined by the Committee, not to exceed 75% of his then current salary. Also for 2005, Mr. Knight received a bonus of 12.1% of his base salary and was eligible to receive a long-term incentive bonus if certain Company performance goals and targets were met in accordance with the Company’s Executive Compensation Plan. This agreement was for an initial two-year term and is automatically extended for subsequent one-year terms unless otherwise terminated by Mr. Knight or the Board by giving not less than 60 days written notice. Mr. Knight will be entitled to receive salary and benefits then in effect for one year after termination of the agreement by Mr. Knight for good reason (as defined in the agreement) or by the Company without cause.

     The Company maintains an employment agreement with Dr. Stave, dated as of January 1, 1997, which provided for compensation at the annual rate of $99,600, with annual increases as determined by the Compensation Committee. Dr. Stave was also entitled to an annual bonus as determined by the Compensation Committee. Under these agreements, the Company granted Dr. Stave options to purchase 60,000 shares of the Common Stock, which options became exercisable at a rate of 25% annually on October 1 of each of the four years following the year the agreement was executed. This agreement was for an initial one-year term and is automatically extended for subsequent one-year terms unless otherwise terminated by Dr. Stave or the Board by giving not less than 60 days written notice.

     On January 5, 2004, the Company terminated the employment of its Chief Operating Officer, Arthur A. Koch. The Company had an employment agreement with Mr. Koch, which provided for an annual salary of $211,850 for 2003. Pursuant to this agreement, Mr. Koch received salary and benefits for one year after termination, which period ended on January 5, 2005.

     On August 25, 2005, the Compensation Committee approved the Company’s Change of Control Severance Agreement (the “Plan”).

     Pursuant to the Plan, Dr. Stave, Mr. Simonetta, Mr. Rumble and certain other key employees of the Company (each a “Participant,” and collectively, the “Participants”) are eligible to receive benefits upon the Participant’s termination of employment, under certain circumstances, if such termination follows, or is shortly prior to, a Change of Control (as defined in the Plan).

     Subject to the terms and conditions of the Plan, Participants are entitled to: (1) a lump sum cash payment or salary continuation equal to the Participant’s then current annual base salary, prorated for partial periods, (2) extension of medical and dental benefits for the applicable severance period, (3) a prorated bonus under the Company’s Annual Incentive Plan for the year in which the termination occurs, (4) extension of the exercise time period for outstanding stock options to the date that is one year following the Participant’s date of termination and (5) executive outplacement services. In certain circumstances, Participants may also receive an additional payment relating to income taxes on their severance benefits.

Related Party Transactions

     Mr. Lotman, a Board member, is the majority shareholder and manager of Molecular Circuitry LLC (formerly Molecular Circuitry, Inc.). On July 8, 2002, the Company purchased certain assets of Molecular Circuitry, Inc. (MCI). The purchased assets consist primarily of various proprietary media technology that are used in combination with the Company’s diagnostic tests for food-borne pathogens including Salmonella and E. coli. The assets purchased also include the sales and marketing rights to the ruminant feed test product line that the Company and MCI have been jointly developing in collaboration with McDonald’s Corporation. In consideration for these and other related assets, the Company issued to MCI 600,000 unregistered shares of the Common Stock at an aggregate value of $2,502,000, or at a per share price of $4.17, computed by averaging the closing sale price of the Common Stock as reported by Nasdaq for the period beginning on the two business days before the acquisition and ending two business days after the acquisition. In addition, the Company is obligated to pay MCI a continuing royalty for ten years on sales of specified products and/or components of products. For the years ended December 31, 2005 and 2004, the Company incurred $172,138 and $131,284, respectively, of royalty expense under this arrangement.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board is comprised of three non-employee directors. The Board of Directors, in its business judgment, has determined that each current member of the Compensation Committee is independent as required by applicable listing standards of Nasdaq. The Compensation Committee determines the compensation for the Chief Executive Officer and reviews the recommendations of the Chief Executive Officer and approves salaries for all other corporate officers, reviews and approves all incentive and special compensation plans and programs, including stock options and related longer term incentive compensation programs, reviews and approves management succession planning, conducts special competitive studies, retains compensation consultants as necessary and appropriate, and recommends appropriate programs and action on any of the above matters to the Board.

Compensation Philosophy

     The Company approaches compensation for all its employees, including senior management, with a consistent philosophy. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and stockholders.

     The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers whose contributions are critical to the long-term success of the Company. The Company’s compensation program for executive officers is based on the same four principles applicable to compensation decisions for all employees of the Company:

•	The Company pays competitively.

The Company is committed to maintaining a pay program that helps attract and retain the best people in the industry. To ensure that pay is competitive, the Company regularly compares its pay practices with those of other comparable companies and sets its pay parameters based on this review.

•	The Company pays for sustained performance.

Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Corporate performance and business unit performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as profitability, cash flow, performance relative to competitors and timely new product introductions. Individual performance is evaluated by reviewing organizational and management development progress against set objectives.

•	The Company strives for fairness in the administration of pay.

The Company strives to compensate a particular individual equitably compared to other executives at similar levels both inside the Company and at comparable companies.

•	The Company strives to provide incentives designed to maximize stockholder value.

The Company is committed to the use of equity based compensation, both restricted stock and stock options, as a significant component of total long-term compensation in order to provide appropriate incentives to management and appropriately align management’s compensation with stockholder’s interests.

Compensation Approaches

     The Company uses a total compensation program that consists of cash (salary and bonus) and equity-based compensation. Having a compensation program that allows the Company to attract and retain key employees permits it to provide useful products and services to customers, enhance stockholder value, motivate technological innovation, foster teamwork, and adequately reward employees. The approaches are:

Cash-based Compensation

Salary

     The Company establishes salary ranges for employees by reviewing the aggregate of base salary and annual bonus for competitive positions in the market against that individual’s overall performance, which is measured against his or her individual responsibilities and strategic objectives for the year.

     In both setting goals and measuring all executive officers’ performance against those goals, the Company takes into account the performance of its competitors and general economic and market conditions. None of the factors included in the Company’s strategic and business goals is assigned a specific weight. Instead, the Company recognizes that these factors may change in order to adapt to specific business challenges and changing economic and marketplace conditions.

Bonus

     The Company pays bonuses based upon (a) the Company’s financial performance, measured against established corporate targets for net sales and profitability and (b) the Compensation Committee’s determination of the executive officer’s individual performance, measured against individual management goals established for each executive.

Equity-based Compensation

Stock Option and Restricted Stock Programs

     The purpose of this program is to provide additional incentives to senior management to strive to maximize stockholder value. The Company also recognizes that a stock incentive program is a necessary element of a competitive compensation package for its senior managers. The program utilizes vesting periods to encourage such employees to continue their employment with the Company and thereby acts as a retention device for its senior managers. The Company believes that the program encourages senior managers to maintain a long-term perspective. In determining the size of an option or restricted stock award for an executive officer, the Compensation Committee reviews such individual’s performance against the criteria described above and considers the number of outstanding unvested options held by the individual and the size of previous option awards to the individual. The Compensation Committee does not assign specific weights to these items.

Corporate Tax Deduction on Compensation in Excess of $1 Million a Year

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company’s Chief Executive Officer or any of the four other most highly compensated executive officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. The Company’s current policy is to structure the performance-based portion of compensation of its executive officers in a manner that complies with this provision.

Chief Executive Officer Compensation

Matthew H. Knight was appointed President and Chief Executive Officer of the Company on September 2, 2003. In setting both the cash-based and equity-based elements of Mr. Knight’s compensation, the Compensation Committee made an overall assessment of Mr. Knight’s leadership in achieving the Company’s long-term strategic and business goals. The Compensation Committee assessed the importance of Mr. Knight to the growth and development of the Company, his expertise in the industry, his management skills and ability to implement the Company’s strategic plans, his ability to effectively respond to changes in the Company’s markets, his efforts to assemble a highly qualified executive management team for the Company and the achievement of various strategic milestones. The Compensation Committee does not assign specific weights to these categories.

Base Salary

     Mr. Knight’s base salary for 2005 pursuant to his employment agreement dated September 2, 2003 was $257,500. Based on its evaluation of the factors listed, the Compensation Committee increased Mr. Knight’s base salary by 4.1% to $268,000 for fiscal year 2006.

Bonus

     Pursuant to his employment agreement, Mr. Knight is entitled to an annual bonus as determined by the Committee, not to exceed 75% of his then current salary. For 2005, Mr. Knight received a cash bonus of 12.1% of his base salary and was eligible to receive a long-term incentive bonus if certain performance goals and targets were met in accordance with the Company’s Executive Compensation Plan. The Compensation Committee follows the same policy described above for other executive officers to determine Mr. Knight’s bonus.

Stock Option and Restricted Stock Award

     The Compensation Committee follows the same policy described above for other executive officers to determine Mr. Knight’s stock incentive awards. Stock options and restricted stock are granted to encourage and facilitate stock ownership by the executive officers and thus strengthen both their personal commitments to the Company and a longer-term perspective in their managerial responsibilities. This component of an executive officer’s compensation directly links the officers' interests with those of the Company’s other stockholders.

     Pursuant to his employment agreement, at the inception of such agreement, Mr. Knight was granted a nonqualified stock option to purchase 300,000 shares of the Company’s common stock, and also granted a restricted stock award of 75,000 shares of the Company’s common stock. Both of these grants were awarded outside of the Company’s 2000 Stock Incentive Plan.

COMPENSATION COMMITTEE

Timothy S. Ramey (Chair)
Richard J. Defieux
Grover C. Wrenn

The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is composed of three non-employee directors. The Board of Directors has determined that each member of the Audit Committee is financially literate and independent as required by applicable listing standards of Nasdaq, and that Mr. Waechter is an “audit committee financial expert,” as defined by the SEC.

     The role of the Audit Committee is to assist the Board in its oversight of the Company’s financial reporting process. The Audit Committee operates pursuant to a written Charter that was adopted by the Board on June 21, 2000, and is periodically amended and restated. The last such amendment and restatement was approved February 28, 2006. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

     The Audit Committee is solely responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors, reviews the results and scope of the annual audit, quarterly reviews and the services provided by the Company’s independent auditors and the recommendations of the auditors with respect to the accounting systems and controls.

     In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

     While Mr. Waechter qualifies as an audit committee financial expert, none of the members of the Audit Committee is professionally engaged in the practice of auditing or accounting or is an expert in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

     Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee’s Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 to be filed with the SEC.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Auditor

     Consistent with policies of the Securities and Exchange Commission regarding auditor independence and the Audit Committee Charter, the Audit Committee has the responsibility for appointing, retaining, setting compensation and overseeing the work of the independent auditor. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent auditor, the Audit Committee considers whether such services are consistent with the auditor’s independence, whether the independent auditor is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.

     All of the audit-related, tax and other services provided by KPMG LLP in fiscal year 2005 and related fees were approved in advance by the Audit Committee.

SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS

Stephen L. Waechter (Chair)
Morton Collins
Richard J. Defieux

The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Stock Performance Graph

The following line graph compares for the fiscal years ended December 31, 2000 through 2005 (i) the yearly cumulative total shareholder return on the Common Stock with (ii) the cumulative total return of the Nasdaq U.S. Stock Market Index and with (iii) a Peer Group Index consisting of Nasdaq Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks.

COMPARISON OF CUMULATIVE TOTAL RETURN
Strategic Diagnostics Inc., Peer Group Index and Nasdaq Non Financial Index Fiscal Year End December 31

	2000	2001	2002	2003	2004	2005

Strategic Diagnostics Inc.	$100	$307	$143	$203	$152	$158
Peer Group Index	$100	$110	$89	$132	$154	$169
NASDAQ US Stock Market Index	$100	$79	$55	$82	$89	$91

OTHER MATTERS

Independent Auditors

     The accounting firm of KPMG LLP has served as the Company's independent auditors since September 1998, and audited the Company’s financial statements for the year ended December 31, 2005. A representative of KPMG LLP will be present at the Meeting, and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions. The Company’s Audit Committee is currently soliciting proposals from other accounting firms, as well as from KPMG LLP, to serve as the Company’s independent auditors for the year ending December 31, 2006. The Company expects to select and retain one of such firms promptly, and to announce this selection publicly when made.

     Audit Fees. Fees billed to the Company by KPMG LLP during 2005 and 2004 for audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for such years, for the review of those financial statements included in the Company’s Quarterly Reports on Form 10-Q during such years, and for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements, totaled $340,000 and $175,000, respectively.

     Audit-Related Fees. The Company engaged KPMG LLP to provide assurance and related services to the Company related to the audit of the Company’s 401(k) financial statements which totaled $0 and $5,000 respectively during the fiscal years ended December 31, 2005 and December 31, 2004.

     Tax Fees. Fees billed to the Company by KPMG LLP during 2005 and 2004 for professional services rendered for tax compliance, tax advice and tax planning totaled $35,000 and $54,600, respectively.

     All Other Fees. There were no additional fees billed to the Company by KPMG LLP during 2005 or 2004 for products and services, other than services reported in the three preceding paragraphs.

     All of the services described in the preceding paragraphs were approved by the Audit Committee pursuant to applicable regulations.

Stockholder Proposals For 2007

     All proposals of any stockholder of the Company that such stockholder wishes to be presented at the 2007 Annual Meeting of Stockholders and included in the proxy statement and form of proxy prepared for that meeting must be received by the Company at its principal executive offices no later than December 14, 2006 to be considered for inclusion in such proxy statement and form of proxy. Any such proposal must be submitted in writing to the Chief Financial Officer of the Company at the address appearing in the section of this proxy statement entitled “Other Matters – General.” A proposal that does not comply with the applicable requirements of Rule 14a-8 under the Exchange Act will not be included in management’s proxy soliciting material for the 2007 Annual Meeting of Stockholders.

     A stockholder of the Company may wish to have a proposal presented at the 2007 Annual Meeting of Stockholders, but not to have such proposal included in the Company’s proxy statement and form of proxy relating to that meeting. Pursuant to Article I, Section 2 of the Company’s By-Laws, notice of any such proposal must be received by the Company between January 16, 2007 and March 2, 2007. Such proposal must also meet certain information requirements set forth in Article I, Section 2 of the Company’s By-Laws. If such proposal is not timely or does not meet the information requirements in Article I, Section 2 of the Company’s By-Laws, then such proposal will not be presented for action at the 2007 Annual Meeting.

     In addition, if a stockholder wishes to nominate a director candidate at the 2007 Annual Meeting, such stockholder must comply with the requirements described in “Other Information as to Directors – Director Nominations and Qualifications – Stockholder Nominees.”

     If any stockholder proposal, including director nomination, is not received on or before February 27, 2007, such proposal shall be deemed “untimely” for purposes of Rule 14a-4(c) under the Exchange Act, and, therefore, the proxy holders will have the right to exercise discretionary voting authority with respect to such proposal. Any such proposal must be submitted in writing to the Chief Financial Officer of the Company at the address appearing in the section of this proxy statement entitled “Other Matters – General.”

General

     The Board knows of no matter other than the foregoing to be brought before the Meeting. However, the enclosed proxy gives to the proxy holders discretionary authority in the event any additional matters should be properly presented.

     The Company’s 2005 Annual Report on Form 10-K, including financial statements for the fiscal year ended December 31, 2005, accompanies this Proxy Statement.

     The accompanying proxy is solicited by and on behalf of the Board, whose notice of meeting is attached to this Proxy Statement. The entire cost of such solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegram by directors, officers and other employees of the Company who will not be specially compensated for these services. Additionally, the Company will request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith. Only one Proxy Statement is delivered to multiple security holders sharing an address, unless such security holders have requested otherwise.

     Certain information contained in this Proxy Statement relating to the occupation and security holdings of the directors and officers of the Company is based upon information received from the individual directors and officers.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE.

STRATEGIC DIAGNOSTICS INC.
111 Pencader Drive
Newark, Delaware
April 13, 2006

APPENDIX A

AMENDED AND RESTATED
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF STRATEGIC DIAGNOSTICS INC.

I.	Purpose

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Strategic Diagnostics Inc. (the “Company”) is appointed by, and generally acts on behalf of, the Board. The Committee’s purposes shall be:

	A.		To assist the Board in its oversight of (1) the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, including the integrity of the Company’s financial statements and (2) the Company’s compliance with legal and regulatory requirements;

	B.		To interact directly with and evaluate the performance of the independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors’ qualifications and independence; and

	C.		To prepare the report required to be included in the Company’s annual proxy statement in accordance with Securities and Exchange Commission (the “SEC”) rules and regulations.

This Charter governs the operations of the Committee. Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by >profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to determine that the Company’s financial statements are complete and accurate, prepared in accordance with generally accepted accounting principles (“GAAP”), or fairly present the financial condition, results of operations, and cash flows of the Company in accordance with GAAP. These are the responsibilities of management, and the independent auditors are responsible for planning and carrying out proper audits and reviews of the Company’s financial statements. The Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with GAAP, that the audit of the Company’s financial statements has been carried out in accordance with applicable auditing standards, or that the Company’s independent auditors are in fact “independent.”

II.	Membership

	A.	Number and Independence. The Committee shall be composed of at least three directors, each of whom must be independent, as affirmatively determined by the Board. In addition, members of the Committee must also satisfy the following additional requirements in order to be independent:

		1.	No Committee member or immediate family member of such Committee member may be an affiliated person of the Company or any of its subsidiaries, as that term is defined by the SEC;

		2.	No Committee member shall accept, directly or indirectly, any consulting, advisory, or other compensatory fees from the Company or any of its subsidiaries, except for fees for >services as a director and member of the Audit Committee and any other Board committee; and

		3.	No Committee member shall have participated in the preparation of the financial statements of the Company or any subsidiary of the Company (exclusive of former subsidiaries that are no longer subsidiaries of the Company) during the past three years.

	B.	Financial Literacy. All members of the Committee must be able to read and understand fundamental financial statements. At least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior official with financial oversight responsibilities in accounting or related financial management expertise. At least one member of the Committee shall be an “audit committee financial expert” as that term is defined by the SEC.

	C.	Selection and Removal. The members of the Committee shall be nominated by the independent directors of the Board and appointed by a majority of the Board for one-year terms or until their successors are duly appointed, subject to their earlier resignation, retirement, or removal. No member of the Committee shall be removed except by majority vote of the independent directors of the full Board then in office. The Board shall designate one member of the Committee to serve as Chairperson.

	D.	Other Audit Committees. Generally, no member of the Committee may serve simultaneously on the audit committees of more than three public companies without a specific Board determination that such simultaneous service will not impair the ability of such Committee member to serve on the Committee.

III.	Meetings, Procedures and Funding

	A.	Meetings. The Committee shall meet as often as it may deem necessary and appropriate in its judgment, but in no event less than four times per year. A majority of the members of the Committee shall constitute a quorum.

	B.	Auditor Meetings. The Committee shall meet with the independent auditors and management in separate meetings, as often as it deems necessary and appropriate in its judgment.

	C.	Special Meetings. The Chairperson of the Committee or a majority of the members of the Committee may call a special meeting of the Committee.

	D.	Additional Attendees. The Committee may request that any directors, officers, or employees of meeting to provide such information as the Committee requests.

	E.	Delegation. The Committee may delegate authority to one or more members of the Committee where appropriate, but no such delegation shall be permitted if the authority is required by a law, regulation, or listing standard to be exercised by the Committee as a whole.

	F.	Rules of Procedure. The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

	G.	Minutes. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

	H.	Reporting. The Committee shall report to the Board on the matters discussed at each meeting of the Committee, including describing all actions taken by the Committee at the meeting.

	I.	Advisors. The Committee shall have the authority to obtain advice and assistance from internal and external legal, accounting and other advisors.

	J.	Funding. The Company shall provide appropriate funding, as determined by the Committee, for the Committee to retain any legal, accounting or other advisors and to provide for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties, in each case without requiring the Committee to seek Board approval.

IV.	Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

	A.		Financial Reporting Process.

		1.	Review and discuss with management and the independent auditors the annual audited financial statements to be included in the Company’s annual report on Form 10-K, the quarterly financial statements to be included in the Company’s quarterly reports on Form 10-Q, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any other significant financial disclosures to be included in SEC filings prior to their release. The Committee shall >review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of internal controls and any special audit steps adopted in light of material control deficiencies; analyses prepared by management and/or independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analysis of the effects of alternative GAAP methods on the financial statements; the effect of regulatory or accounting initiatives, as well as off-balance sheet structures, on the financial statements; the use of pro forma or non-GAAP financial information; and any correspondence with regulators or published reports that raise material issues with respect to, or that could have a significant effect on, the Company’s financial statements.

		2.	Recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

		3.	Review earnings press releases prior to their release, as well as the types of financial information and earnings guidance provided to analysts and rating agencies.

	B.		Risks and Control Environment.

		1.	Discuss periodically with management the Company’s policies and guidelines regarding risk assessment and risk management, as well as the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures.

		2.	Review periodically the Company’s Code of Conduct, and shall have the sole authority to grant waivers of the Company’s Code of Conduct to the Company’s directors and executive officers.

		3.	Meet periodically with the senior personnel performing the compliance officer function under the Code of Conduct, the independent auditors and outside counsel to review the Company’s policies and procedures regarding disclosures that may affect the financial statements and compliance with applicable laws and regulations and the Company’s Code of Conduct.

		4.	Oversee the Company’s disclosure controls and procedures, including internal control over financial reporting and, where applicable, oversee changes in internal control over financial reporting intended to address any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees that is reported to the Committee. In addition, the Committee shall review and discuss the annual report of management on the effectiveness of the Company’s internal control over financial reporting and the independent auditors’ attestation of, and report on, such management report, to the extent those reports are required by SEC rules.

C.		Independent Auditors.

	1.	Sole authority to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of the Company’s independent auditors. The independent auditors shall report directly to the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

	2.	Review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. The Committee may delegate pre-approval authority to a member of the Committee or a subcommittee of members of the Committee. The decisions of any Committee member or members to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

	3.	Prior to initiation of the audit, meet with the independent auditors to discuss the planning >and staffing of the audit, including determining that the independent audit firm has a process in place to address the rotation of the lead audit partner and other audit partners serving the account as required under the SEC independence rules.

	4.	At least annually, obtain and review a report by the independent auditors describing: (i) the independent auditors’ internal quality-control procedures; and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities or a private sector regulatory board, within the preceding five years, respecting one or more independent audits performed by the firm, and any steps taken to deal with any such issues.

	5.	Review periodically any reports prepared by the independent auditors and provided to the Committee relating to significant financial reporting issues and judgments including, among other things, the Company’s critical accounting policies and practices, alternative treatments within GAAP for policies and practices relating to material items that have been discussed with management, including the ramifications of such treatments and the treatment preferred by the independent auditors, and any other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

	6.	Discuss with the independent auditors any audit problems or difficulties, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, any disagreements with management, and any other matters required to be brought to the attention of the Committee under auditing standards (such as Statement on Auditing Standards No. 61). The Committee shall resolve any disagreements between the independent auditors and management.

	7.	Take appropriate action to oversee the independence of the independent auditor. In this regard, the Committee shall ensure its receipt from the independent auditors of a formal written statement, consistent with Independence Standards Board Standard No. 1, delineating all relationships between the independent auditor and the Company, and shall >actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent auditors.

	8.	After reviewing the reports from the independent auditors and the independent auditors’ work throughout the audit period, conduct an annual evaluation of the independent auditors’ performance and independence, including considering whether the independent auditors’ quality controls are adequate. This evaluation also shall include the review and evaluation of the audit engagement team, including the lead audit partner. In making its evaluation, the Committee shall take into account the opinions of management. The

Committee shall present its conclusions with respect to the evaluation of the independent auditors to the Board.

	9.	Set clear policies for the hiring by the Company of employees or former employees of the independent auditors.

D.		Evaluations and Reports.

	1.	Annually review and assess the performance of the Committee and deliver a report to the Board setting forth the results of its evaluation.

	2.	Make regular reports to the Board on its activities, including reviewing any issues that arise respecting the quality and integrity of the Company’s public reporting, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, and the effectiveness of the Company’s disclosure controls and procedures.

	3.	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

E.		Other Matters.

	1.	Establish procedures for the ongoing review and approval of all related-party transactions involving executive officers and directors.

	2.	Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters and (iii) investigating violations of the Company’s Code of Conduct reported to the Audit Committee pursuant to the terms of >the Code of Conduct.

	3.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

	4.	Maintain free and open communication with the Board, management and the independent auditors.

	5.	Perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation, the Company’s Bylaws and governing law as the Committee or the Board may deem necessary or appropriate.

STRATEGIC DIAGNOSTICS INC.
111 Pencader Drive
Newark, Delaware 19702

Annual Meeting of Stockholders – May 16, 2006
Proxy Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Richard J. Defieux and Matthew H. Knight as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 2005 Annual Meeting of Stockholders of STRATEGIC DIAGNOSTICS INC. to be held at the Hilton Wilmington/Christiana, 100 Continental Drive, Newark, Delaware 19713, on Tuesday, May 16, 2006, at 10:00 a.m. local time, and at any adjournment or adjournments thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as set forth in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION AS A DIRECTOR.  THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE COMPLETE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company.  Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the stockholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

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STRATEGIC DIAGNOSTICS INC.	1. Election of Class II Directors

			With-	For All
		For	held	Except

RECORD DATE SHARES:	Richard J. Defieux	☐	☐	☐
	Herbert Lotman	☐	☐	☐
	Clifford Spiro	☐	☐	☐
	Stephen L. Waechter	☐	☐	☐

NOTE: If you do not wish your shares voted “For” a particular nominee, mark the “For All Except” box and strike a line through the nominee’s (s’) name(s). Your shares will be voted for the remaining nominee(s).;

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	Please be sure to sign and date this Proxy. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment thereof

Date
Stockholder sign here

Date
Co-owner sign here

Mark box at right if an address change or comment has been noted on the reverse side of this card.

DETACH CARD	DETACH CARD

STRATEGIC DIAGNOSTICS INC.

Dear Stockholder,

Please take note of the important information regarding the Company’s management and financial results enclosed with this Proxy Ballot.

Your votes on the election of the Company’s directors is important and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders on May 16, 2006.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Strategic Diagnostics Inc.